EXHIBIT 23.2


CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in the registration statement on Form SB-2 being filed under the Securities Act of 1933 by Motorcars Auto Group Incorporated of our report dated April 9, 2002, relating to our audit of the consolidated financial statements of Associated Automotive Group, Inc. and Subsidiary, as of and for the year ended December 31, 2001.


/s/ SPEAR, SAFER, HARMON & CO.
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SPEAR, SAFER, HARMON & CO.

Certified Public Accountants


Miami, Florida

January 7, 2003